Exhibit 99.1

OncoGenex Pharmaceuticals Names Michelle Burris Executive Vice President, Operations and Chief Financial Officer

BOTHELL, WA, and VANCOUVER, November 8, 2010 — OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) today announced the appointment of Michelle Burris to the position of executive vice president, operations and chief financial officer. Ms. Burris, a seasoned public company executive, brings over 20 years of financial and operations management experience to OncoGenex.

Ms. Burris, who will join the company in this capacity on January 3, 2011, is currently a member of the board of directors of OncoGenex, which she joined following the merger with Sonus Pharmaceuticals. Prior to the merger, Ms. Burris had served on the Sonus board of directors since 2004.

“Having the pleasure of working with Michelle on the board of directors, we are confident that we will benefit from her broad range of experience in strategic planning, financial management and operational oversight as we continue to advance our clinical candidates towards commercialization,” said Scott Cormack, president and chief executive officer of OncoGenex.

Ms. Burris most recently served as senior vice president and chief operating officer for Trubion Pharmaceuticals, Inc. until its recent acquisition by Emergent BioSolutions, Inc. She joined Trubion in 2006 as senior vice president and chief financial officer after holding similar positions at Dendreon Corporation and Corixa Corporation. She participated in the development and approval of Bexxar®, an antibody drug approved for the treatment of non-Hodgkin’s lymphoma, the negotiation of rights to multiple clinical and pre-clinical product candidates, and the sales of Trubion to Emergent BioSolutions, Inc. and of Corixa to GlaxoSmithKline. Ms. Burris also played an integral role in raising over $600 million of capital through public offerings, other equity transactions and company acquisitions. Prior to entering the biotechnology field, she served in numerous management positions at The Boeing Company and, prior to that, as a research analyst at Cypress International Inc., a Washington, D.C.-based high-technology consulting firm.

“I am joining a management team at OncoGenex with an outstanding track record of delivering on set objectives, advancing clinical programs with speed and efficiency, and creating value from drug development candidates. The company’s combination of proven leadership, varied clinical pipeline, and growth prospects presents a compelling opportunity,” said Ms. Burris.

Ms. Burris also sits on the board of directors of the Washington Biotechnology and BioMedical Association and the Executive Advisory Board of the Albers School of Business and Economics at Seattle University. She holds a Postgraduate Certificate in accounting and an MBA from Seattle University, a BS from George Mason University, and she has passed the CPA exam.

About OncoGenex

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies that address treatment resistance in cancer patients. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceuticals have entered a global collaboration and license agreement to develop and commercialize OncoGenex’ lead drug candidate, custirsen. Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer. The companies plan to begin Phase 3 development of custirsen in first-line treatment of advanced, unresectable non-small cell lung cancer in 2011; OGX-427 is in Phase 2 clinical development; SN2310 has completed a Phase 1 clinical trial; and CSP-9222 and OGX-225 are currently in pre-clinical development. More information is available at www.OncoGenex.com.

OncoGenex’s Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning Ms. Burris’ appointment and our anticipated product development activities. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, uncertainties regarding our future operating results, the risk that our product candidates will not obtain the requisite regulatory approvals to commercialize or that the future sales of our product candidates may be less than expected, and the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

OncoGenex Contact:
Scott Cormack
President & CEO
(604) 736-3678
scormack@oncogenex.com

Media and Investor Contact:
Jason Spark
Canale Communications
(619) 849-6005
Jason@canalecomm.com